EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of Tejon Ranch Co. (the “Company”), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his own knowledge:

•	The Annual Report of the Company on Form 10-K for the period ended December 31, 2010 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

•	The information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company, and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: March 7, 2011

/s/ Robert A. Stine
Robert A. Stine,
President and Chief Executive Officer

/s/ Allen E. Lyda
Allen E. Lyda,
Senior Vice President and Chief Financial Officer

The accompanying notes are an integral part of these consolidated financial statements.

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